EXHIBIT 99.1

Barnes Group Inc.
Executive Office
Bristol, CT 06010
Tel: (860) 583-7070

NEWS RELEASE

Brian D. Koppy Investor Relations (860) 973-2126
Stephen J. McKelvey Corporate Communications (860) 973-2132

BARNES GROUP INC. ANNOUNCES PIONEER
STATUS FOR MANUFACTURING IN SINGAPORE

Bristol, Connecticut, September 6, 2005---Barnes Aerospace, a business unit of Barnes Group Inc. (NYSE: B), today announced that it has been awarded Pioneer Status by the Ministry of Trade and Industry, Republic of Singapore, for the production of aircraft turbine engine components for original equipment manufacturers (OEMs) and the spare parts market. The Pioneer Status provides tax benefits in exchange for capital investment and employment commitments. The products manufactured in Singapore by Barnes Aerospace will include lever arms, aft seals, shrouds, shields, and retaining rings for aircraft engines.

Barnes Aerospace currently has two facilities in Singapore, one for aftermarket operations and the second for OEM manufacturing, each providing state-of-the-art capabilities. The Singapore operations are an integral part of Barnes Aerospace's strategy to improve overall competitiveness, leverage existing infrastructures, and provide global manufacturing capabilities to support production of new aircraft engine components and aftermarket spares.

"Barnes Aerospace continues to view Singapore as a crucial center of manufacturing excellence and a strong base of operations in Asia," said Patrick Dempsey, President, Barnes Aerospace. "Singapore's pro-business environment which supports business growth initiatives complements Barnes Aerospace's leading technology, engineering expertise and manufacturing capabilities making Singapore an ideal location for meeting the needs of our global customers. As a result of our new status, we expect to add a third facility in Singapore, which will significantly increase our current square footage and employment levels over the next several years," continued Dempsey.

"Barnes Group has enjoyed a long and successful relationship with the Republic of Singapore," said Ed Carpenter, President and CEO of Barnes Group. "Our Associated Spring business unit established roots in Singapore in 1981, and we continue to believe Singapore provides a terrific location for OEM and aftermarket facilities, primarily because of its strategic location, superior infrastructure, and business friendly environment."

Barnes Aerospace produces precision machined and fabricated components and assemblies for OEM turbine, airframe and industrial gas turbine builders throughout the world. Barnes Aerospace also

Barnes Group Inc./2

provides jet engine component overhaul and repair services for many of the world's major commercial airlines and military applications.

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2004 sales of $994.7 million: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating, and production supplies; Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components for commercial and military aircraft engines, airframes, and land-based industrial gas turbines.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by the Company; the Company's success in identifying and attracting customers in new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; uninsured claims; increased competitive activities that could adversely affect customer demand for the Company's products; the availability of raw materials at prices that allow the Company to make and sell competitive products; changes in economic, political and public health conditions worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; regulatory changes; the possibility of declines in the stock market; risks related to consolidation occurring in the Company's industries; risks related to dependence on government spending for defense-related products; the possibility of a downturn in the automotive industry; risks related to loss or delay in purchases by customers; risks related to pricing leverage of original equipment manufacturers; risks related to not realizing all sales expected from backlog or anticipated orders; the possibility of not recovering all up-front costs related to original equipment manufacturing programs and revenue sharing programs; risks related to cost overruns and losses on fixed-price contracts; and the possibilities of loss of key personnel, a shortage of skilled employees and labor problems. The Company assumes no obligation to update any forward-looking statements contained in this release.

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